UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

Transgenomic, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30975	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12325 Emmet Street, Omaha, NE 68164

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2016, Transgenomic, Inc. (“Transgenomic”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based on the closing bid price of Transgenomic’s common stock for the preceding 30 consecutive business days, Transgenomic is not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”), as set forth in Nasdaq Listing Rule 5550(a)(2). The Notice has no immediate effect on the listing of Transgenomic’s common stock, and its common stock will continue to trade on the Nasdaq Capital Market under the symbol “TBIO” at this time.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Transgenomic has a period of 180 calendar days, or until August 22, 2016, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of Transgenomic’s common stock must meet or exceed $1.00 per share for at least ten consecutive business days during this 180 calendar day period.

If Transgenomic is not in compliance with the Minimum Bid Price Requirement by August 22, 2016, Nasdaq may provide Transgenomic with a second 180 calendar day period to regain compliance. To qualify for the second 180 calendar day period, Transgenomic would be required to (i) meet the continued listing requirement for the Nasdaq Capital Market for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, except for the Minimum Bid Price Requirement, and (ii) notify Nasdaq of its intent to cure its noncompliance with the Minimum Bid Price, including by effecting a reverse stock split, if necessary. If Transgenomic does not indicate its intent to cure the deficiency or if it does not appear to Nasdaq that it would be possible for Transgenomic to cure the deficiency, Transgenomic would not be eligible for the second 180 calendar day period, and its common stock would then be subject to delisting from the Nasdaq Capital Market.

If Transgenomic does not regain compliance within the allotted compliance period(s), including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that Transgenomic’s common stock will be subject to delisting. Transgenomic would then be entitled to appeal the Nasdaq Staff’s determination to a Nasdaq Listing Qualifications Panel and request a hearing.

Transgenomic intends to monitor the closing bid price of its common stock and consider its available options to resolve its noncompliance with the Minimum Bid Price Requirement. No determination regarding Transgenomic’s response to the Notice has been made at this time. There can be no assurance that Transgenomic will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with the other listing standards for the Nasdaq Capital Market.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic’s filings with the Securities and Exchange Commission, including in Transgenomic’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2015. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. For example, there can be no assurance that Transgenomic will meet the Minimum Bid Price Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant Transgenomic any relief from delisting as necessary or that Transgenomic can ultimately meet applicable Nasdaq requirements for any such relief. Accordingly, Transgenomic claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this Current Report on Form 8-K. All information in this Current Report on Form 8-K is as of the date of this report and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer
Date: February 26, 2016